Exhibit 10.16

[Reference Translation]

Supplementary Agreement

This Supplementary Agreement (Agreement) is made and entered into as of [•] 2008 in the People’s Republic of China (PRC).

by and among:

(1)	Kunming Television Station (Party A), a PRC television station with its registered address at No. 198, Danxia Road, Kunming City, Yunnan Province; and

(2)
Advertising Networks Limited (广告网络有限公司)(Party B), a company established under the laws of Hong Kong (as defined below) with its contact address at 12/F, Ruttonjee House, 11 Duddell ST, Central, Hong Kong.

(Party A and Party B are each hereinafter individually referred to as a Party and collectively referred to as the Parties).

Whereas the Parties entered into a Framework Agreement (Framework Agreement) on 23 February 2008, with regard to those matters that have not been stipulated in the Framework Agreement, the Parties hereby agree as follows:

Article 1

According to Article 10.2.1 of the Framework Agreement, the Closing should take place within 90 days after the signing of the Framework Agreement (prior to 23 May 2008). However, based on the mutual agreement of the Parties, the Parties agree that the Closing Date shall extend to 23 June 2008, and if necessary, may be further extended upon mutual agreement. The parties shall bear no liabilities under the Framework Agreement arising out of or from the postponement of the Closing Date under this Supplementary Agreement.

Article 2

This Supplementary Agreement has the same effectiveness as the Framework Agreement. Unless otherwise provided herein, the terms here shall have the same meaning as those set forth in the Framework Agreement. Where there is a conflict between the Framework Agreement and this Supplementary Agreement, this Supplementary Agreement shall prevail.

Article 3

This Agreement shall be governed by and interpreted in accordance with PRC law.

Article 4

All disputes arising from or in connection with this Supplementary Agreement shall be resolved by friendly consultation between the Parties. If any dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either Party may submit the dispute to China International Economic Trade Arbitration Commission for arbitration. The award shall be final and binding on both Parties.

Supplementary Agreement

[Reference Translation]

Article 5

This Supplementary Agreement has been drafted in the Chinese language and shall be executed in 2 sets of originals, with each Party retaining 1 set.

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Supplementary Agreement

[Reference Translation]

IN WITNESS THEREOF, both Parties have authorized their respective representatives to execute this Supplementary Agreement on the date written above.

Party A:	Party B:

Kunming Television Station	Advertising Networks Limited

Signed By:	Signed By:
Name:	Name:
Title:	Title:

Supplementary Agreement